Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-267933) of our report dated March 31, 2025, with respect to our audits of the consolidated financial statements of Northwest Biotherapeutics, Inc. (the “Company”) appearing in the Annual Report on Form 10-K as of and for the year ended December 31, 2024, and to reference to us under the heading “Experts” in such registration statement.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 31, 2025